                                                                    EXHIBIT 99.1

                                               STARWOOD FINANCIAL            TRINET CORPORATE
                                               1114 AVENUE OF THE AMERICAS   REALTY TRUST
                                               27TH FLOOR                    ONE EMBARCADERO CENTER
                                               NEW YORK, NY 10036            33RD FLOOR
                                               TRADED ASE: APT               SAN FRANCISCO, CA 94111
                                                                             TRADED NYSE: TRI

AT STARWOOD FINANCIAL:                         AT TRINET:
Spencer B. Haber                               Elisa F. DiTommaso
Executive Vice President--Finance and CFO      Senior Vice President--Finance and CFO
(212) 930-9400                                 (415) 391-4300

MEDIA INQUIRIES:
Walter Montgomery                              Michaelle Burstin
Robinson Lerer & Montgomery                    Financial Relations Board
(212) 484-6100                                 (310) 442-0599

--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
JUNE 16, 1999

                     STARWOOD FINANCIAL AND TRINET TO MERGE
                          IN $1.5 BILLION TRANSACTION

    - MERGER CREATES PREEMINENT, NATIONWIDE REAL ESTATE FINANCE COMPANY IN PUBLIC MARKETS, WITH LEADING MARKET POSITIONS IN STRUCTURED MORTGAGE, MEZZANINE AND CREDIT LEASE FINANCING

    - TRANSACTION LEVERAGES COMPLEMENTARY STRENGTHS, JOINING TRINET'S RATED FINANCING PLATFORM WITH STARWOOD'S PROPRIETARY ORIGINATION CAPABILITIES AND TRACK RECORD OF GROWTH

    - COMBINED COMPANY WILL HAVE $5 BILLION TOTAL MARKET CAPITALIZATION AND MORE THAN 250 BORROWER AND CORPORATE TENANT RELATIONSHIPS

NEW YORK, N.Y., AND SAN FRANCISCO, CALIF.--JUNE 16, 1999--Starwood Financial Trust (ASE: APT) and TriNet Corporate Realty Trust (NYSE: TRI) have signed a definitive agreement to merge in a $1.5 billion stock-for-stock transaction. The combined company, which will be headquartered in New York, will have a book equity capitalization of approximately $2 billion and a total market capitalization of approximately $5 billion. The merger combines two leading franchises in structured finance to create the country's preeminent publicly traded finance company focused exclusively on the commercial real estate industry, with existing relationships with more than 250 borrowers and corporate customers nationwide.

TRANSACTION TERMS

    Under the terms of the merger agreement, TriNet will merge into a newly formed subsidiary of Starwood Financial through an exchange of shares in which TriNet common shareholders will receive 1.15 shares of Starwood Financial for each TriNet share they own. TriNet's preferred shareholders will receive comparable preferred shares in Starwood Financial as a result of the merger. TriNet's existing unsecured corporate debt will continue to be an obligation of TriNet (as a subsidiary of Starwood Financial). The combined company will have approximately 87 million common shares outstanding, approximately 67% of which will be owned by shareholders of Starwood Financial and approximately 33% by former shareholders of TriNet. As described below, in the proposed transaction Starwood Financial will also acquire the operations of its external advisor and eliminate its Class A/B share structure.

PREEMINENT STRUCTURED FINANCE COMPANY IN REAL ESTATE INDUSTRY

    The merger creates the largest publicly traded finance company focused exclusively on commercial real estate and substantially expands the companies' nationwide platform for providing real estate borrowers and corporate customers with innovative, custom-tailored solutions to their structured financing needs. With $2 billion of permanent book equity capital and a rated financing capability, Starwood Financial will have capital resources comparable to the largest publicly traded commercial finance companies. In addition, the combined company will join Starwood Financial's track record of strong double-digit growth in earnings per share with TriNet's attractive current dividend, while maintaining conservative leverage ratios significantly below those of comparable finance companies.

    The transaction provides Starwood Financial and its shareholders with an immediate presence in a sizable, lucrative and complementary credit-related business line; rated financing capabilities; a substantial increase in equity capital; significantly improved share liquidity; and the opportunity to enhance its corporate structure by eliminating its external advisor and A/B share structure. TriNet shareholders will benefit from improved growth prospects; a vehicle for increasing revenues and profits from the finance orientation of the combined company's business strategy; access to a franchise and management team with proven capabilities for generating strong returns through the origination of highly structured, value-added transactions; and an annual dividend higher than that currently paid by TriNet.

    "This transaction reinforces Starwood Financial's leadership in structured real estate finance, creating an enterprise with funding capabilities and infrastructure comparable to diversified commercial finance companies but with more proprietary origination capabilities," said Barry S. Sternlicht, Starwood Financial's chairman. "The combined company's attractive growth prospects and current dividend yield, combined with its improved financing capacity and liquidity, provide both companies' customers, shareholders, lenders and employees with a clear 'win-win' outcome."

    Robert W. Holman, Jr., TriNet's chairman and chief executive officer, said, "TriNet and Starwood Financial are a perfect strategic fit. We founded TriNet to provide net lease real estate financing solutions to quality corporations. This transaction provides us access to capital and a dynamic vehicle to continue to capitalize on our proven investment capabilities and market leadership in the expanding, profitable credit lease market. Starwood has generated strong risk-adjusted returns through robust deal flow and innovative financial structuring, which have led to its rapid earnings growth. TriNet's complementary business line, strong organizational infrastructure and financial flexibility will position the combined company to take the business to the next level."

    Jay Sugarman, chief executive officer of Starwood Financial, commented, "As the leader in credit tenant lease finance with a solid 13-year track record of growth, TriNet brings to Starwood a uniquely attractive and complementary business platform, which we believe can be made more valuable with the structured finance tools and capital resources Starwood can offer. We think the combined company is positioned as the market leader in each of its core financing businesses and we intend to use this coast-to-coast platform to continue to seek out opportunities to add other finance-related businesses to our franchise."

    Mr. Sugarman added, "By structuring the merger so as to retain an unsecured funding capacity, the combined company will be able to optimize return on equity by financing assets with either corporate debt or the match-funding financing initiatives now underway at Starwood Financial."

ADDITIONAL TRANSACTION TERMS

    As part of the transaction, the entities that own Starwood Financial's external advisor, Starwood Financial Advisors, will be merged into the combined company in exchange for 4.0 million common shares of Starwood Financial. In addition, the holders of all Starwood Financial Class B common shares have agreed to exchange such shares into Class A common shares in connection with the merger, eliminating the A/B structure and providing the combined company with a single class of common stock. Immediately prior to the merger, Starwood Financial will reorganize under Maryland law from a business trust to a corporation, and simultaneously distribute a tax-free dividend to each of its shareholders equal to approximately 0.019 common shares of the reorganized company per Class A share. The combined company intends to continue to qualify for taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Starwood Financial intends to qualify for listing on the New York Stock Exchange under the symbol "SFI."

    The merger, which was unanimously approved by the Boards of Directors of both companies, has been structured as a tax-free transaction and will be accounted for as a purchase of TriNet by Starwood Financial. The merger of the interests in Starwood Financial Advisors, which was unanimously approved by the independent members of Starwood Financial's Board, has also been structured as a tax-free transaction and will be reflected as a one-time charge to earnings upon consummation. The transactions are expected to close in the late third quarter or early fourth quarter of 1999.

    Upon completion of the transactions, the combined company expects to pay a quarterly dividend equivalent to approximately $2.40 per share per annum, which equates to $2.76 per TriNet share as adjusted for the 1.15 exchange ratio, or $0.16 per share (6.2%) higher than TriNet's existing dividend of $2.60 per share.

LEADING BOARD OF DIRECTORS AND MANAGEMENT TEAM

    Following the merger, the combined company will be governed by a 15-member Board of Directors, consisting of 10 directors from Starwood Financial and five directors from TriNet. Eight of the 15 directors will be independent. The combined company's Board will include each of Starwood Financial's existing eight directors and TriNet's five directors. In addition, Spencer B. Haber, Starwood Financial's executive vice president and chief financial officer, and Madison F. Grose, senior managing director of Starwood Capital Group, will join the new Board of Directors.

    The combined company's headquarters will be located in New York, N.Y., with super-regional offices in San Francisco, Calif.; Atlanta, Ga.; and Hartford, Conn. Its 115 employees will be led by a highly experienced management team that represents executives from both Starwood Financial and TriNet:

Chief Executive Officer and
  President:.........................  Jay Sugarman
President--Net Lease Division:.......  A. William Stein
Executive Vice President--Finance and
  Chief Financial Officer:...........  Spencer B. Haber
Senior Vice President--Finance and
  Treasurer:.........................  Elisa F. DiTommaso
Chief Operating Officer:.............  Timothy J. O'Connor
Senior Vice President--Asset
  Management:........................  Jo Ann Chitty
Senior Vice President--Loan
  Servicing:.........................  Barbara Rubin
Senior Vice
  Presidents--Investments:...........  Thomas M. Mulroy
                                       James H. Ida
                                       Jeffrey R. Digel
                                       Roger M. Cozzi
                                       Steven Blomquist

    "Our ability to efficiently integrate the best practices and extensive experience and skills of both companies is of paramount importance to the success of this transaction," Mr. Sugarman said. "To ensure a seamless integration, we have organized a series of task forces under the capable direction of Bill Stein, TriNet's president, and Tim O'Connor, Starwood Financial's COO, who are charged with jointly identifying best practices that will be implemented nationwide and combining functions so that the organizations and corporate cultures become one. Certain executives from both companies are expected to relocate to assist in the integration process."

MINIMIZING REAL ESTATE RISK

    The combined company has identified approximately $200 million of TriNet properties that it has targeted for disposition over the 12 months following the merger. Such properties generally consist of buildings with multiple tenants and other operating-intensive assets. In addition, Starwood Financial is in discussions with a number of insurance companies regarding a potential credit enhancement of a portion of combined company's operating lease revenue tied to the expiration of certain of its net leases.

    Both the property disposition pool and potential credit enhancement arrangement are intended to minimize the re-leasing risks in TriNet's portfolio and reduce the combined company's exposure to operating-intensive real estate assets, which are inconsistent with its business strategy as a finance company.

    The merger and related transactions are subject to the approval of the shareholders of both companies and customary closing conditions. Shareholders representing approximately 99% of the voting interest in Starwood Financial have agreed to vote in favor of the merger and related transactions. The merger agreement is not subject to termination by either party due to movements in the market price of either company's shares.

    Starwood Financial was advised in the merger by Bear Stearns & Co., Inc. as lead advisor and Banc of America Securities LLC as co-advisor. Starwood Financial's independent trustee committee was advised in the Starwood Financial Advisors merger by Houlihan Lokey Howard & Zukin. TriNet was advised in the merger by Greenhill & Co., LLC.

    Starwood Financial and TriNet management will hold a joint conference call and Webcast for investment professionals at 10:00 a.m. EDT today, June 16, 1999, which will be accessible to the general public via HTTP://WWW.VCALL.COM.

    TriNet Corporate Realty Trust Inc. is an industry leader in the large-user corporate real estate market. It predominantly owns strategic, suburban offices and warehouse properties net leased to large, well-known companies. Its portfolio contains 145 properties, comprising approximately 19.5 million square feet in 25 states, and is 96% leased. Additional information on TriNet Corporate Realty Trust Inc. is available on the company's Web site at HTTP://WWW.TRICORP.COM.

    Starwood Financial is the leading publicly traded finance company focused exclusively on the commercial real estate industry. The company, which is taxed as a real estate investment trust, provides structured mortgage, mezzanine and lease financing through its proprietary origination, acquisition and servicing platform. The company's mission is to maximize risk-adjusted returns on equity by providing innovative and value-added financing solutions to the real estate industry.

    STATEMENTS IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL FACT MAY BE DEEMED FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALTHOUGH STARWOOD FINANCIAL AND TRINET BELIEVE THE EXPECTATIONS REFLECTED IN ANY FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, THE COMPANIES CAN GIVE NO ASSURANCE THAT THEIR EXPECTATIONS WILL BE ATTAINED. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANIES' EXPECTATIONS INCLUDE COMPLETION OF THE MERGER AND RELATED TRANSACTIONS, THE COMBINED COMPANY'S ABILITY TO ACHIEVE ITS PROPERTY DISPOSITION TARGETS AND ITS ABILITY TO SECURE A CREDIT ENHANCEMENT ARRANGEMENT ON SATISFACTORY TERMS, THE COMBINED COMPANY'S ABILITY TO ORIGINATE NEW INVESTMENTS, THE AVAILABILITY AND COST OF CAPITAL FOR FUTURE INVESTMENTS, COMPETITION WITHIN THE FINANCE AND REAL ESTATE INDUSTRIES, REAL ESTATE AND ECONOMIC CONDITIONS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN SEC REPORTS FILED BY STARWOOD FINANCIAL AND TRINET.

           FOR MORE INFORMATION ABOUT STARWOOD FINANCIAL, PLEASE CALL
                  1-800-PRO-INFO AND ENTER TICKER SYMBOL APT.

                                     # # #